Exhibit 99.3

USG Corporation (the "Company") changed the composition of its reportable segments effective April 1, 2014. This Exhibit 99.3 to Form 8-K provides recast historical segment results for the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, as well as for the twelve months ended December 31, 2013, reflecting the change in the composition of the Company's reportable segments. This information in no way revises or restates the Consolidated Statement of Operations, Consolidated Statement of Comprehensive Income (Loss), Consolidated Balance Sheet, Consolidated Statement of Cash Flows, or Consolidated Statement of Stockholders’ Equity for the Company and consolidated subsidiaries for any period.

Changes to Segment

Effective April 1, 2014, the Company changed the composition of its reportable segments to reflect the change in management over its businesses in Mexico and Latin America and the contribution of the Company’s businesses in Asia-Pacific, India and Oman into its 50/50 joint venture with Boral Limited, USG Boral Building Products, or UBBP. Accordingly, the Company’s segments are now structured around its key products and business units: (1) Gypsum, (2) Ceilings, (3) Distribution and (4) UBBP.  As a result of these changes, the Company’s Mexico and Latin America businesses have been combined, with their Gypsum results included within the Company’s Gypsum segment, previously referred to as North American Gypsum, and their Ceiling results included within the Company’s Ceilings segment, previously referred to as Worldwide Ceilings.

The above changes will be reflected in the Company's segment reporting beginning in the second quarter of fiscal year 2014, starting with the Form 10-Q for the three months ended June 30, 2014.  In advance of the Form 10-Q filing, this document provides recast net sales and operating profit (loss) for the Gypsum, Ceilings and Distribution reportable segments for the three months ended March 31, 2013, June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, as well as for the twelve months ended December 31, 2013. For certain financial information regarding UBBP for the quarter ended March 31, 2014, see Note 2 to the financial statements in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2014.

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	As previously reported:							Recast for Change in Segments:
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014		Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014
Net Sales:							Net Sales:
North American Gypsum:							Gypsum:
United States Gypsum Company	$402	$446	$455	$455	$1,758	$431	United States	$405	$447	$456	$457	$1,765	$432
CGC Inc. (gypsum)	78	90	90	90	348	76	Canada	78	90	90	90	348	76
USG Mexico, S.A. de C.V.	43	45	44	45	177	42	Mexico / Latin America	47	52	49	49	197	47
Other subsidiaries (1)	14	23	19	33	89	21	Other (1)	14	23	19	33	89	21
Eliminations	(28)	(31)	(31)	(33)	(123)	(26)	Eliminations	(31)	(35)	(34)	(37)	(137)	(31)
Total	509	573	577	590	2,249	544	Total	513	577	580	592	2,262	545

Worldwide Ceilings:							Ceilings:
USG Interiors, Inc.	115	120	119	113	467	107	United States	116	121	120	114	471	108
USG International	34	36	36	38	144	29	USG International	11	12	13	15	51	7
CGC Inc. (ceilings)	16	16	15	14	61	13	Canada	16	16	15	14	61	13
							Mexico / Latin America	9	9	10	11	39	10
Eliminations	(12)	(13)	(11)	(11)	(47)	(11)	Eliminations	(14)	(14)	(12)	(14)	(54)	(13)
Total	153	159	159	154	625	138	Total	138	144	146	140	568	125

Building Products Distribution:							Distribution:
L&W Supply Corporation	281	319	331	314	1,245	300	L&W Supply	281	319	331	314	1,245	300

Eliminations	(129)	(135)	(142)	(143)	(549)	(132)	Eliminations	(118)	(124)	(132)	(131)	(505)	(120)

Total USG Corporation	$814	$916	$925	$915	$3,570	$850	Total USG Corporation	$814	$916	$925	$915	$3,570	$850

Operating Profit (Loss):							Operating Profit (Loss):
North American Gypsum:							Gypsum:
United States Gypsum Company	$44	$54	$67	$51	$216	$48	United States	$44	$54	$66	$50	$214	$48
CGC Inc. (gypsum)	1	5	5	6	17	3	Canada	1	5	5	6	17	3
USG Mexico, S.A. de C.V.	5	6	5	6	22	4	Mexico / Latin America	5	6	5	5	21	4
Other subsidiaries (1)	(4)	3	(1)	12	10	10	Other (1)	(4)	3	(1)	12	10	10
Eliminations	—	(1)	—	—	(1)	—	Eliminations	—	(1)	—	—	(1)	—
Total	46	67	76	75	264	65	Total	46	67	75	73	261	65

Worldwide Ceilings:							Ceilings:
USG Interiors, Inc.	23	22	20	16	81	11	United States	24	21	20	16	81	11
USG International	1	1	(1)	1	2	1	USG International	(1)	—	(2)	—	(3)	—
CGC Inc. (ceilings)	3	3	3	2	11	2	Canada	3	3	3	2	11	2
							Mexico / Latin America	2	2	2	3	9	2
Total	27	26	22	19	94	14	Total	28	26	23	21	98	15

Building Products Distribution:							Distribution:
L&W Supply Corporation	(2)	1	3	4	6	1	L&W Supply	(2)	1	3	4	6	1

Corporate	(18)	(19)	(25)	(30)	(92)	(20)	Corporate	(19)	(19)	(25)	(30)	(93)	(21)
Eliminations	(4)	(1)	(1)	(8)	(14)	6	Eliminations	(4)	(1)	(1)	(8)	(14)	6
Total USG Corporation	$49	$74	$75	$60	$258	$66	Total USG Corporation	$49	$74	$75	$60	$258	$66

(1) Includes our mining operation in Little Narrows, Nova Scotia, Canada, and our shipping company.